Exhibit 10.1

AMENDMENT NO. 1 TO LF CAPITAL ACQUISITION CORP.
CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 to the Convertible Promissory Note (this “Amendment”), dated as of June 16, 2020, by and between LF Capital Acquisition Corp., a Delaware corporation, (the “Maker”) and Level Field Capital, LLC (the “Payee”, and together with the Maker, the “Parties”, and each, a “Party”).

WHEREAS, the Parties have entered into a Convertible Promissory Note, dated March 4, 2019, as amended (the “Note”);

WHEREAS, the Parties hereto desire to amend the definition of “Maturity Date” in the first sentence of Section 1 of the Note, on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 13 of the Note, the Amendment contemplated by the Parties must be contained in a written agreement and approved by the Maker and the Payee.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Note.
2.	Amendment to Note: The first sentence of Section 1of the Note shall be deleted and replaced in its entirety with the following:

“All unpaid principal under this Note shall be due and payable in full on the earlier of (i) December 31, 2020 and (ii) the effective date of a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses (the “Business Combination”) (such earlier date, the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below).”

3.	Date of Effectiveness; Limited Effect: This Amendment will become effective on the date first written above. Except as expressly provided in this Amendment, all of the terms and provisions of the Note are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Note or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the date hereof, each reference in the Note to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import will mean and be a reference to the Note as amended by this Amendment.
4.	Miscellaneous.
a.	This Amendment is governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws provisions of such State.
b.	This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

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IN WITNESS WHEREOF, the undersigned has executed this Amendment on the date first written above.

LF CAPITAL ACQUISITION CORP.

By:____________________________

Name: Philippe De Backer

Title: Chief Executive Officer

Acknowledged and agreed as of the date first above written.

LEVEL FIELD CAPITAL, LLC

By: ________________________

Name: Elias Farhat

Title: Member

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